Exhibit 23.4

June 11, 2013

GDC Technology Limited

Unit 1-7, 20/F, Kodak House II

39 Healthy Street East, North Point

Hong Kong

+852.2523.6851

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of GDC Technology Limited (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on May 22, 2013 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Wee-Seng Tan
Name: Wee-Seng Tan